American Integrity Insurance Group, Inc. Reports Fourth Quarter and Full Year 2025 Results
TAMPA, Fla., February 24, 2026 (GLOBE NEWSWIRE) — American Integrity Insurance Group, Inc. (NYSE:
AII), a Tampa-based property and casualty insurance holding company and one of Florida’s leading providers of residential property insurance, today reported financial results for the fourth quarter and year ended December 31,
2025.
As previously disclosed, on May 9, 2025, the Company successfully completed its initial public offering (“IPO”). The financial results for the fourth quarter and year ended December 31, 2025 included in this earnings release are those of
American Integrity Insurance Group, Inc. For the purposes of this earnings release and the financial information provided herein, references to “American Integrity” or the “Company” prior to the consummation of the IPO refer to
American Integrity Insurance Group, LLC, and such references after the consummation of the IPO refer to American
Integrity Insurance Group, Inc.
2025 Financial Highlights
Fourth Quarter Highlights:
•Net income available to common shareholders of $20.9 million, or $1.07 per diluted share, compared to $8.0 million, or $0.62 per diluted share, in the fourth quarter of 2024. Adjusted net income1 available to common shareholders of $21.8 million, or $1.11 per diluted share, compared to $8.0 million, or $0.62 per diluted share, in the fourth quarter of 2024
•Return on equity of 25.6%, compared to 21.2% for the fourth quarter of 2024. Adjusted return on equity1 of
26.7%, compared to 21.2% in the fourth quarter of 2024
•Policies-in-force at year end were at 421,866, up 18.5% over December 31, 2024
•Gross premiums earned of $229.1 million, an increase of 14.6% compared to the fourth quarter of 2024
•Combined ratio of 62.8%, a decrease of 25.9 percentage points compared to 88.7% in the fourth quarter of
2024
•Wrote 86,818 new and renewal policies in the voluntary market, an increase of 16.9% compared to the fourth quarter of 2024
•Assumed 7,972 policies, including 149 commercial residential policies, from Citizens Property Insurance
Corporation (“Citizens”), compared to 68,198 policies assumed in the fourth quarter of 2024. Take-outs decreased as fewer policies from Citizens met our underwriting and targeted profitability standards
Full-Year 2025 Highlights:
•Net income available to common shareholders of $97.4 million, or $5.65 per diluted share, compared to $38.0 million, or $2.95 per diluted share, for 2024. Adjusted net income1 available to common shareholders of
$103.0 million, or $5.97 per diluted share, compared to $37.9 million, or $2.94 per diluted share, for 2024
•Return on equity of 39.9%, compared to 26.8% for 2024. Adjusted return on equity1 of 42.1%, compared to
26.8% for 2024
•Gross premiums earned of $885.0 million, an increase of 29.7% compared to 2024
•Combined ratio of 63.7%, a decrease of 17.2% percentage points compared to 80.9% for 2024
1 Adjusted net income, adjusted earnings per share and adjusted return on equity are non-GAAP financial measures.
Please see the discussion below under the heading “Reconciliation of Non-GAAP Financial Measures” for additional information concerning these and other non-GAAP financial measures.
Robert Ritchie, Chief Executive Officer, commented, “This past year has marked a defining chapter in our Company’s history. In May, we completed our successful initial public offering, having raised $100 million in gross proceeds — a milestone that not only strengthened our balance sheet but sent a message that American Integrity is a company built for scale, resilience and long-term growth. Our full year results are a further testament to the strength of our business, as we ended 2025 with almost 422,000 policies in-force, having surpassed 400,000 policies this past August, a significant milestone in our Company’s history.  More than a statistic, this is a statement.  Surpassing 400,000 policies tells our customers, our distribution partners and our investors that we’re not just growing — we’re building something enduring. This milestone reinforces our role as a market leader in Florida’s property insurance market. With strong underwriting discipline, deep reinsurance partnerships and a focus on service excellence, we have scaled our business both responsibly and profitably.”
Mr. Ritchie continued, “Our policy growth and financial results are the direct result of our efforts over the last two decades cultivating our distribution network. We have built a strong market presence in the Florida residential insurance market, where we were the 7th largest writer of voluntary policies in Florida in 2025 amongst all carriers, and the 3rd largest when excluding Citizens and national carriers.  This is the direct result of our agent partners and we believe positions us for further success as we execute our growth initiatives focused on our entry into the Tri-county region of Florida, our expansion into the middle-aged home market, recent launch of our commercial residential product and entry into North Carolina. We have multiple growth vectors, which we believe will fuel our expansion in the years to come and create substantial value for our stockholders. Importantly, we will remain disciplined and pursue a path of responsible growth, as we strive to maintain a strong balance sheet purposefully built to weather cycles and be there to support our insureds and distribution partners.”
Fourth Quarter 2025 Commentary
•Net income available to common shareholders of $20.9 million, or $1.07 per diluted share, compared to $8.0 million, or $0.62 per diluted share, in the fourth quarter of 2024. Adjusted net income1 available to common shareholders of $21.8 million, or $1.11 per diluted share, compared to $8.0 million, or $0.62 per diluted share, in the fourth quarter of 2024. The increase was primarily driven by higher net premiums earned and improved underwriting performance.
•Return on equity of 25.6%, compared to 21.2% for the fourth quarter of 2024. Adjusted return on equity1 of
26.7%, compared to 21.2% in the fourth quarter of 2024.
•Gross premiums written in the fourth quarter of 2025 decreased by $31.2 million to $206.4 million from
$237.6 million in the fourth quarter of 2024. The decrease in gross premiums written was primarily due to our assumption of more policies from Citizens in the fourth quarter of 2024 as compared to the fourth quarter of
2025. Gross premiums written from the voluntary market in the fourth quarter of 2025 increased by $15.5 million to $137.9 million from $122.4 million in the fourth quarter of 2024.
•Gross premiums earned in the fourth quarter of 2025 increased by $29.3 million to $229.1 million from $199.8 million in the fourth quarter of 2024. The increase in gross premiums earned was driven primarily by new and renewal policies written through the voluntary market and from our strategic participation in the Citizens take-
out program.
•Ceded premiums earned in the fourth quarter of 2025 increased by $31.7 million to $169.8 million compared to $138.1 million in the fourth quarter of 2024 due to the increase in gross premiums earned and the placement of our 2025-2026 catastrophe excess-of-loss reinsurance program effective June 1, 2025. The Company purchased more reinsurance coverage compared to prior years, reflecting an increase in in-force premium and total insured value (TIV).
•Net premiums earned in the fourth quarter of 2025 decreased by $2.4 million to $59.4 million from $61.8 million in the fourth quarter of 2024. The decrease in net premiums earned was driven primarily by the
Citizens take-out in the fourth quarter of 2024, which created temporary catastrophe reinsurance windfall savings that bolstered net premiums earned.
•Net investment income in the fourth quarter of 2025 increased $2.1 million to $5.9 million compared to $3.8 million in the fourth quarter of 2024, which was primarily driven by an increase in invested assets driven by the increased in-force premiums and the proceeds from our IPO.
•Losses and loss adjustment expenses (“LAE”) for the fourth quarter of 2025 decreased $6.5 million to $26.3 million compared to $32.8 million for the fourth quarter of 2024, primarily driven by the lack of catastrophe losses from current-year events during the period. The loss ratio was 42.6% for the fourth quarter of 2025, compared to 51.6% for the fourth quarter of 2024.
•Policy acquisition expenses for the fourth quarter of 2025 decreased 51.0% to $5.8 million compared to $11.8 million for the fourth quarter of 2024, and general and administrative costs for the fourth quarter of 2025 decreased 43.2% to $6.7 million compared to $11.7 million in the fourth quarter of 2024, both of which were driven by an increase in non-catastrophe ceded commission allocation.
•The expense ratio was 20.2% for the fourth quarter of 2025 compared to 37.1% for the fourth quarter of 2024.
The combined ratio was 62.8% for the fourth quarter of 2025 compared to 88.7% for the fourth quarter of
2024.
•Income tax expense was $8.4 million and $2.3 million for the fourth quarter of 2025 and 2024, respectively.
Our effective tax rate for the three months ended December 31, 2025 and 2024 was 28.7% and 21.9%, respectively. On May 7, 2025, the Company reorganized its structure through a tax-free transaction following the contribution by the members of American Integrity Insurance Group, LLC of all of their equity interests in
American Integrity Insurance Group, LLC to the Company in exchange for shares of the Company’s common stock, which changed its tax status from a limited liability company, treated as a partnership for federal income tax purposes, to a corporation subject to United States federal income tax, under Subchapter C of the Internal
Revenue Code (the “Corporate Contribution”). Conversion from a non-taxable entity to a corporation is considered a change in tax status, and has been reflected in the financial statements in accordance with the relevant accounting guidance.
•Shareholders’ equity increased to $337.0 million as of December 31, 2025, compared to $162.4 million as of
December 31, 2024. Growth in shareholders’ equity was due to retained income and to the net proceeds received in the IPO.
•As of December 31, 2025, the Company reduced the percentage of gross premiums written that it cedes under its non-catastrophe quota share reinsurance arrangement from 40% to 25%.
Results of Operations

	Three Months Ended December 31,
($ in thousands)	2025	2024	$ Change	% Change
Gross premiums written	$206,388	$237,617	$(31,229)	(13.1)%
Change in gross unearned premiums	22,724	(37,776)	60,500	(160.2)%
Gross premiums earned	229,112	199,841	29,271	14.6%
Ceded premiums earned	(169,760)	(138,052)	(31,708)	23.0%
Net premiums earned	59,352	61,789	(2,437)	(3.9)%
Policy fees	2,422	1,736	686	39.5%
Net investment income	5,916	3,760	2,156	57.3%
Net realized gains (losses) on investments	27	16	11	68.8%
Other income (loss)	358	(183)	541	(295.6)%
Total Revenues	68,075	67,118	957	1.4%
Losses and loss adjustment expenses	26,332	32,808	(6,476)	(19.7)%
Policy acquisition expenses	5,804	11,837	(6,033)	(51.0)%
General and administrative expenses	6,661	11,727	(5,066)	(43.2)%
Total Expenses	38,797	56,372	(17,575)	(31.2)%
Income before taxes	29,278	10,746	18,532	172.5%
Income tax expense	8,409	2,349	6,060	258.0%
Net Income	$20,869	$8,397	$12,472	148.5%
Loss ratio(1)	42.6%	51.6%
Expense ratio(2)	20.2%	37.1%
Combined ratio(3)	62.8%	88.7%
Return on equity(4)	25.6%	21.2%

	Year Ended December 31,
($ in thousands)	2025	2024	$ Change	% Change
Gross premiums written	$944,634	$767,678	$176,956	23.1%
Change in gross unearned premiums	(59,676)	(85,462)	25,786	(30.2)%
Gross premiums earned	884,958	682,216	202,742	29.7%
Ceded premiums earned	(642,035)	(500,161)	(141,874)	28.4%
Net premiums earned	242,923	182,055	60,868	33.4%
Policy fees	10,397	7,393	3,004	40.6%
Net investment income	21,704	14,180	7,524	53.1%
Net realized gains (losses) on investments	569	119	450	378.2%
Other income (loss)	892	607	285	47.0%
Total Revenues	276,485	204,354	72,131	35.3%
Losses and loss adjustment expenses	98,034	90,832	7,202	7.9%
Policy acquisition expenses	21,446	31,532	(10,086)	(32.0)%
General and administrative expenses	41,948	30,951	10,997	35.5%
Total Expenses	161,428	153,315	8,113	5.3%
Income before taxes	115,057	51,039	64,018	125.4%
Income tax expense	15,436	11,297	4,139	36.6%
Net Income	$99,621	$39,742	$59,879	150.7%
Loss ratio(1)	38.7%	47.9%
Expense ratio(2)	25.0%	33.0%
Combined ratio(3)	63.7%	80.9%
Return on equity(4)	39.9%	26.8%
(1)Loss ratio is the ratio of losses and LAE to net premiums earned plus policy fees.
(2)Expense ratio is the ratio of policy acquisition and general and administrative expenses to net premiums earned plus policy fees.
(3)Combined ratio is defined as the sum of the loss ratio and the expense ratio.
(4)Return on equity is defined as net income, divided by the average beginning and ending shareholders’ equity during the applicable period. This metric is annualized for interim periods by multiplying the applicable ratio in order to present return on equity consistently.
Policies in-force and in-force premiums
Policies in-force represents the number of active insurance policies with coverage in effect as of the end of the period referenced. We utilize the change in the number of policies in-force to assess the trajectories of our operations. In-force premium represents the annual premium for active insurance policies with coverage in effect as of the end of the period referenced.

	As of December 31,
($ in thousands)	2025	2024	% Change
Policies In-Force	421,866	356,108	18.5%
In-Force Premium	$948,623	$875,257	8.4%
Policies in-force were 421,866 as of December 31, 2025, an increase of 18.5% compared to policies in-force of
356,108 as of December 31, 2024. The increase in our policies in-force was primarily due to new policies written through the voluntary market and the 2024-2025 Citizens take-outs.
Reconciliation of Non-GAAP Financial Measures:
Adjusted net income and adjusted earnings per share
Adjusted net income is a non-GAAP financial measure defined as net income excluding net realized gains or losses on investments, stock compensation expense, and certain non-recurring or non-cash expenses, including those incurred in connection with our IPO, net of tax. We use adjusted net income as an internal performance measure in the management of our operations because we believe it gives us and users of our financial information useful insight into our results of operations and our underlying business performance excluding the impact of realized gains and losses on the sale of securities, which we do not view as core to the underlying trends in our business. Adjusted net income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted net income differently.
Net income increased $12.5 million, or 148.5%, to $20.9 million for the three months ended December 31, 2025 from $8.4 million for the three months ended December 31, 2024. Adjusted net income increased $13.4 million, or 160.0%, to $21.8 million for the three months ended December 31, 2025 from $8.4 million for the three months ended December 31, 2024. The increases were due largely to the financial benefits of our recent participation in the Citizens take-out program and premiums from new policies written through the voluntary market, combined with improved underwriting performance due, in part, to the absence of significant storm activity in Florida during the fourth quarter of 2025.
Adjusted earnings per share is a non-GAAP measure, which is calculated as adjusted net income available to common stockholders divided by weighted average diluted common shares outstanding. Management believes this metric is meaningful, as it allows investors to evaluate underlying profitability and enhances comparability across periods by excluding items that are heavily impacted by investment market fluctuations and other economic factors and are not indicative of operating trends.
Adjusted net income and adjusted earnings per share for the three months and year ended December 31, 2025 and
2024 reconciles to net income and earnings per share, respectively, as follows:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2025	2024	2025	2024
Net Income	$20,869	$8,397	$99,621	$39,742
Add:
Stock compensation(1)	—	—	10,433	—
Termination of MSA(2)	—	—	3,000	—
One-time bonus(2)	—	—	1,387	—
One-time IPO expenses(2)	—	—	1,654	—
Post IPO transition expenses(2)	1,203	—	2,287	—
Less:
Net realized gains on Investments	27	16	569	119
Change in tax status(3)	—	—	9,722	—
Tax effect(4)	247	(3)	2,930	(25)
Adjusted net income	$21,798	$8,384	$105,161	$39,648
Adjusted income allocated to participating securities	—	362	2,190	1,711
Numerator:
Adjusted net income available for common shareholders	21,798	8,022	102,971	37,937
Denominator:
Weighted average common shares outstanding:
Basic	19,576,828	12,904,495	17,235,168	12,904,495
Diluted	19,577,036	12,904,495	17,235,376	12,904,495
Earnings per share(5):
Basic	$1.07	$0.62	$5.65	$2.95
Diluted	$1.07	$0.62	$5.65	$2.95
Adjusted earnings per share:
Basic	$1.11	$0.62	$5.97	$2.94
Diluted	$1.11	$0.62	$5.97	$2.94
(1)Stock-based compensation expense recognized of $10,433 for the year ended December 31, 2025, and approximately
$4,241 was nondeductible for U.S. federal income tax purposes.
(2)Material non-recurring items that we do not expect to continue in the future and believe are not reflective of our ongoing operations and our performance.
(3)The change in tax status of the parent company from a non-taxable entity to a taxable corporation resulted in recognition of a deferred income tax benefit. This adjustment has been removed using the U.S. federal statutory and state blended corporate tax rate of 25.262% for consistency with the tax asset recorded.
(4)We included the tax impact of all adjustments to adjusted net income using the U.S. federal statutory corporate tax rate of
21%. While the Company’s actual effective tax rates for the year ended December 31, 2025 and 2024 were 13.4% and
22.1%, respectively, the use of the statutory rate provides a consistent and simplified approach for comparability. This approach is applied uniformly, including to items that may be partially or fully nondeductible for tax purposes. The tax effect row is presented exclusive of the change in tax status impact.
(5)Both the number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of American Integrity Insurance Group, Inc. as a result of the Corporate
Contribution.
Adjusted return on equity
Adjusted return on equity is a non-GAAP financial measure defined as adjusted net income divided by the average of beginning and ending shareholders’ equity during the applicable period and is annualized for periods of less than one year. We use adjusted return on equity as an internal performance measure in the management of our operations because we believe it gives us and users of our financial information useful insight into our underlying business performance. Adjusted return on equity should not be viewed as a substitute for any metrics calculated in accordance with GAAP, and other companies may define adjusted return on equity differently.
Adjusted return on equity for the three months and year ended December 31, 2025 and 2024 reconciles to return on equity as follows:

	Three Months Ended December 31,
($ in thousands)	2025	2024
Net income	$20,869	$8,397
Average beginning and ending shareholders’ equity(1)	326,451	158,414
Return on equity(2)	25.6%	21.2%
Adjusted net income (after tax)(3)(4)	$21,798	$8,384
Average shareholders’ equity	326,451	158,414
Adjusted return on equity(3)(4)	26.7%	21.2%

	Year Ended December 31,
($ in thousands)	2025	2024
Net income	$99,621	$39,742
Average beginning and ending shareholders’ equity(1)	249,707	148,179
Return on equity(2)	39.9%	26.8%
Adjusted net income (after tax)(3)(4)	$105,161	$39,648
Average shareholders’ equity	249,707	148,179
Adjusted return on equity(3)(4)	42.1%	26.8%
(1)Average beginning and ending shareholders’ equity represents the average of shareholders' equity at the beginning and end of the period presented.
(2)Return on equity is defined as net income, divided by the average beginning and ending shareholders’ equity during the applicable period. This metric is annualized for interim periods by multiplying the applicable ratio in order to present return on equity consistently.
(3)Adjusted return on equity is the adjusted net income (after tax) divided by the average beginning and ending shareholders’ equity. This metric is annualized for interim periods by multiplying the applicable ratio in order to present return on equity consistently.
(4)We included the tax impact of all adjustments to adjusted net income using the U.S. federal statutory corporate tax rate of
21%. While the Company’s actual effective tax rates for the year ended December 31, 2025 and 2024 were 13.4% and
22.1%, respectively, the use of the statutory rate provides a consistent and simplified approach for comparability. This approach is applied uniformly, including to items that may be partially or fully nondeductible for tax purposes.
Underlying loss and loss adjustment expense ratio
Underlying loss and loss adjustment expense ratio is a non-GAAP measure. We calculate the underlying loss and
LAE ratio by subtracting current year net catastrophe losses and prior year net reserve development from total net losses and LAE and dividing that amount by the sum of total net premiums earned plus policy fees. We use the underlying loss and LAE ratio to allow us to analyze our loss trends before the impact of catastrophe losses and prior year reserve development. These two items can have a significant impact on our loss trends in a given period. We believe it is useful for investors to evaluate these components both separately and in the aggregate when reviewing our performance. The most directly comparable GAAP measure is net loss and LAE ratio. The underlying loss and LAE ratio should not be considered a substitute for net loss and LAE ratio and does not reflect the overall profitability of our business.
The following tables summarize loss ratios and underlying loss and LAE ratios for the three months and year ended December 31, 2025, and 2024:

	Three Months Ended December 31,
($ in thousands)	2025	2024
Total Net Premiums Earned	$59,352	$61,789
Plus: Policy Fees	2,422	1,736
Total Net Premiums Earned Plus Policy Fees	61,774	63,525
Losses and Loss Adjustment Expenses, Net	$26,332	$32,808
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	42.6%	51.6%
Less:
Current Year Net Catastrophe Losses	—	14,084
Prior Year Net Reserve Development	(3,009)	3,574
Underlying Loss and Loss Adjustment Expenses, Net	$29,341	$15,150
Underlying Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	47.5%	23.8%

	Year Ended December 31,
($ in thousands)	2025	2024
Total Net Premiums Earned	$242,923	$182,055
Plus: Policy Fees	10,397	7,393
Total Net Premiums Earned Plus Policy Fees	253,320	189,448
Losses and Loss Adjustment Expenses, Net	$98,034	$90,832
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	38.7%	47.9%
Less:
Current Year Net Catastrophe Losses	—	32,192
Prior Year Net Reserve Development	(1,814)	(3,187)
Underlying Loss and Loss Adjustment Expenses, Net	$99,848	$61,827
Underlying Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	39.4%	32.6%
Gross underlying non-catastrophe loss and loss adjustment expense ratio
Gross underlying non-catastrophe loss and loss adjustment expense ratio is a non-GAAP measure. We calculate the gross underlying non-catastrophe loss and LAE ratio by adding net underlying loss and LAE and ceded non-
catastrophe losses and dividing that amount by the sum of total gross earned premium and policy fees. We use the gross underlying non-catastrophe loss and LAE ratio to analyze our loss trends before the impact of reinsurance.
Catastrophe reinsurance windfalls from Citizens take-outs, changes in catastrophe reinsurance pricing, and changes in the structure of our quota share program can have a significant impact on underlying loss and LAE ratios. We believe it is useful for investors to evaluate the cost of non-catastrophe losses for every dollar of gross premium earned. The most comparable GAAP measure is the net loss and LAE ratio. The gross underlying loss and LAE ratio should not be considered a substitute for net loss and LAE ratio and does not reflect the overall profitability of our business.
The following tables summarize the gross underlying non-catastrophe loss and LAE ratios for the three months and year ended December 31, 2025, and 2024:

	Three Months Ended December 31,
($ in thousands)	2025	2024
Total Gross Premiums Earned	$229,112	$199,841
Plus: Policy Fees	2,422	1,736
Total Gross Premiums Earned Plus Policy Fees	231,534	201,577
Losses and Loss Adjustment Expenses, Net	26,332	32,808
Less:
Current Year Net Catastrophe Losses	—	14,084
Prior Year Net Reserve Development	(3,009)	3,574
Underlying Loss and Loss Adjustment Expenses, Net	$29,341	$15,150
Add:
Ceded Non-Catastrophe Loss and Loss Adjustment Expense	10,177	18,014
Gross Underlying Non-Catastrophe Loss and Loss Adjustment Expenses, Net	$39,518	$33,164
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	42.6%	51.6%
Gross Underlying Non-Catastrophe Loss and Loss Adjustment Expense Ratio (% Gross Premiums Earned Plus Policy Fees)	17.1%	16.5%

	Year Ended December 31,
($ in thousands)	2025	2024
Total Gross Premiums Earned	$884,958	$682,216
Plus: Policy Fees	10,397	7,393
Total Gross Premiums Earned Plus Policy Fees	895,355	689,609
Losses and Loss Adjustment Expenses, Net	98,034	90,832
Less:
Current Year Net Catastrophe Losses	—	32,192
Prior Year Net Reserve Development	(1,814)	(3,187)
Underlying Loss and Loss Adjustment Expenses, Net	$99,848	$61,827
Add:
Ceded Non-Catastrophe Loss and Loss Adjustment Expense	52,522	55,381
Gross Underlying Non-Catastrophe Loss and Loss Adjustment Expenses, Net	$152,370	$117,208
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	38.7%	47.9%
Gross Underlying Non-Catastrophe Loss and Loss Adjustment Expense Ratio (% Gross Premiums Earned Plus Policy Fees)	17.0%	17.0%
Conference Call
As previously announced, American Integrity will hold a conference call to discuss its fourth quarter and full year
2025 results at 9:30 a.m. Eastern Time on February 25, 2025. The call can be accessed by dialing (800) 715-9871
(listen-only toll-free), +1 (646) 307-1963 (listen-only international), or (647) 932-3411 (listen-only Canada-
Toronto) and using the conference ID code: 2280231. Please call the conference telephone number 10 minutes before the start time. The earnings call can also be accessed by clicking the webcast link available on the Investor
Relations section of the Company’s website at www.aii.com.
A replay of the call will be available by telephone after 8:00 p.m. Eastern Time on the same day as the call and can be accessed by dialing (800) 770-2030 (toll-free) or +1 (609) 800-9909 (international) and using the replay ID code: 2280231#. The replay can also be accessed via the Investor Relations section of the Company’s website at
www.aii.com.
The replay will be available for one year.
About American Integrity Insurance Group, Inc.
American Integrity Insurance Group, Inc. (NYSE: AII) is a leading provider of residential property insurance, focused on delivering innovative, reliable coverage to homeowners throughout the Southeast. Built on a foundation of integrity, resilience, and service, the Company’s mission is to be the most trusted and responsive insurance solution in the markets it serves. Founded in 2006 and headquartered in Tampa, American Integrity is committed to protecting policyholders with strength and purpose—today and for generations to come. For more information, visit www.aii.com.
Forward-Looking Statements
Certain statements in this press release and on the related teleconference call may be forward-looking statements.
All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding: our outlook; our business strategy; writing new business and retaining existing policies; new insurance products; availability of reinsurance coverage;
expectations on future growth; future Citizens take-out opportunities; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; reserves for losses and loss adjustment expenses;
geographic expansion; reduction of our quota share; competition; future regulatory, judicial and legislative changes; forecasts of future revenues and appropriately planning our expenses; and our plans regarding our capital expenditures and investment portfolios. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,”
“plans,” “potential,” “predicts,” “projects,” “should,” “targets,” “will,” “would” or the negative of these terms or other similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.
Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the potential that we may face significant losses due to being a property and casualty insurer and our exposure to catastrophic events and severe weather conditions, which can be unpredictable; our loss reserves are estimates and may be inadequate to cover our actual liability for losses, and actual claims incurred have exceeded, and in the future may exceed, reserves established for claims; the dependence of our financial results on the regulatory, legal, economic and weather conditions in Florida due to the fact that we conduct substantially all of our business in Florida; changing climate conditions may increase the severity and frequency of catastrophic events and severe weather conditions; the severity and frequency of catastrophe events of which are unpredictable; dependence upon the effectiveness of exclusions and other loss limitation methods in the insurance policies we assume or write; reliance upon third-party distribution partners, including independent insurance agents, homebuilder-affiliated agents and national insurance carriers; our ability to pursue Citizens take-out opportunities; cyclical changes in the insurance industry; our ability to obtain reinsurance coverage at commercially reasonable rates, or at all; credit risk of our reinsurers who may suffer a downgrade; the inherent uncertainty of models and our reliance on such models as a tool to evaluate risk, and the dependence of our results upon our ability to accurately price the risks we underwrite; the possibility that our information technology systems may fail or be disrupted; our ability to expand our business and the possible need to acquire additional capital in the future to fund such expansion; the ability of our claims department, or the third-party claims adjusters whom we may engage, to effectively manage or remediate claims as well as unanticipated increases in the severity or frequency of claims; the possibility that actual renewals of our existing policies will not meet expectations; increased competition and market conditions, including changes in our financial stability and credit ratings; the extensive regulatory environment in which we operate that requires approval of rate increases, can mandate rate decreases, and that can dictate underwriting practices and mandate participation in loss sharing arrangements, and other potential further restrictive regulation we may face;
mandatory assessments or competition for government entities may create short-term liabilities or affect our ability to underwrite more policies; and other risks identified in “Risk Factors” in our reports filed with the
Securities and Exchange Commission. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
Company Contact:
Ben Lurie, CFO
American Integrity Insurance Group, Inc.
Tel (813) 551-1014
blurie@aii.com
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2025	December 31, 2024
Assets
Fixed maturities, available-for-sale, at fair value (amortized cost of $327,910 and $214,505, respectively)	$330,489	$214,045
Short-term investments (amortized cost of $18,121 and $—, respectively)	18,121	—
Total investments	348,610	214,045
Cash and cash equivalents	203,902	173,220
Restricted cash	40,217	6,052
Premiums receivable, net	45,031	51,594
Accrued investment income	3,458	2,174
Prepaid reinsurance premiums	275,093	268,254
Reinsurance recoverable, net	269,056	462,097
Property and equipment, net	5,718	1,843
Right-of-use assets – operating leases	449	2,498
Deferred income tax asset, net	8,636	—
Other assets	24,904	16,368
Total assets	$1,225,074	$1,198,145
Liabilities and shareholders’ equity
Liabilities:
Unpaid losses and loss adjustment expenses	$266,591	$475,708
Income tax payable	2,680	11,873
Unearned premiums	481,557	421,881
Reinsurance payable	78,526	56,348
Advance premiums	11,752	6,561
Deferred income tax liability, net	—	1,122
Long-term debt	618	1,029
Lease liabilities – operating leases	458	2,612
Deferred policy acquisition costs, net of unearned ceding commissions	12,902	31,931
Other liabilities and accrued expenses	32,968	26,688
Total liabilities	$888,052	$1,035,753
Shareholders’ equity:(1)
Common stock, $0.001 par value, 100,000,000 shares authorized, 19,579,009 shares issued and outstanding at December 31, 2025 and 12,904,495 shares issued and outstanding at December 31, 2024	20	13
Additional paid-in capital	105,896	10,274
Accumulated other comprehensive income (loss), net of taxes	1,928	(327)
Retained earnings	229,178	152,432
Total shareholders’ equity	337,022	162,392
Total liabilities and shareholders’ equity	$1,225,074	$1,198,145
(1)Both the number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of American Integrity Insurance Group, Inc. as a result of the Corporate
Contribution.
Consolidated Statement of Operations and Comprehensive Income
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,

	2025	2024	2025	2024
Revenues:
Gross premiums written	$206,388	$237,617	$944,634	$767,678
Change in gross unearned premiums	22,724	(37,776)	(59,676)	(85,462)
Gross premiums earned	229,112	199,841	884,958	682,216
Ceded premiums earned	(169,760)	(138,052)	(642,035)	(500,161)
Net premiums earned	59,352	61,789	242,923	182,055
Policy fees	2,422	1,736	10,397	7,393
Net investment income	5,916	3,760	21,704	14,180
Net realized gains (losses) on investments	27	16	569	119
Other income (loss)	358	(183)	892	607
Total revenues	$68,075	$67,118	$276,485	$204,354
Expenses:
Losses and loss adjustment expenses, net	$26,332	$32,808	$98,034	$90,832
Policy acquisition expenses	5,804	11,837	21,446	31,532
General and administrative expenses	6,661	11,727	41,948	30,951
Total expenses	$38,797	$56,372	$161,428	$153,315
Income before income taxes	29,278	10,746	115,057	51,039
Income tax expense	8,409	2,349	15,436	11,297
Net income	$20,869	$8,397	$99,621	$39,742
Other comprehensive income:
Unrealized holding gains on available-for- sale securities, net of taxes	221	(428)	2,680	802
Reclassification adjustment for net realized gains, net of taxes	(21)	(13)	(425)	(94)
Total other comprehensive income	200	(441)	2,255	708
Comprehensive income	$21,069	$7,956	$101,876	$40,450
Earnings per share:(1)
Basic earnings per share	$1.07	$0.62	$5.65	$2.95
Diluted earnings per share	$1.07	$0.62	$5.65	$2.95
Weighted average shares outstanding – Basic	19,576,828	12,904,495	17,235,168	12,904,495
Weighted average shares outstanding – Diluted	19,577,036	12,904,495	17,235,376	12,904,495
(1)Both the number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of American Integrity Insurance Group, Inc. as a result of the Corporate
Contribution.
Consolidated Statement of Cash Flows
(In thousands)

	For the Years Ended December 31,
	2025	2024
Cash flows provided by (used in) operating activities
Net income	$99,621	$39,742
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	10,609	—
Amortization and depreciation	2,280	2,841
Deferred income taxes	(10,525)	(2,110)
Net realized (gains)	(569)	(119)
Unrealized gain (through OCI)	—	—
Changes in operating assets and liabilities:
Premiums receivable	6,563	(14,825)
Accrued investment income	(1,284)	(479)
Prepaid reinsurance premiums	(6,839)	(42,324)
Reinsurance recoverable	193,041	(136,807)
Other assets	(8,537)	(7,981)
Unpaid losses and loss adjustment expense	(209,117)	196,316
Unearned premiums	59,676	88,079
Reinsurance payable	22,178	(4,713)
Advance premiums	5,191	(4,132)
Income taxes payable (recoverable)	(9,193)	12,640
Operating lease payments	(2,279)	(2,083)
Deferred policy acquisition costs, net unearned ceding commissions	(19,029)	31,931
Other liabilities and accrued expenses	6,405	(7,067)
Net cash provided by operating activities	138,192	148,909
Cash flows provided by (used in) investing activities
Purchases of property and equipment	(5,017)	(1,307)
Proceeds from sales and maturities of fixed maturity securities	120,267	83,223
Purchases of fixed maturity securities	(232,488)	(103,242)
Proceeds from sales and maturities of short-term investments	15,144	1,957
Purchases of short-term investments	(32,985)	—
Net cash used in investing activities	(135,079)	(19,369)
Cash flows provided by (used in) financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	93,000	—
Payments on tax withheld on vesting of restricted stock awards	(3,753)	—
Cash distributions to members(1)	(22,875)	(12,024)
Repayment of long-term debt	(411)	(412)
Payments of initial public offering costs	(4,227)	—
Net cash from provided by (used in) financing activities	61,734	(12,436)
Net increase in cash, cash equivalents and restricted cash	64,847	117,104
Cash, cash equivalents and restricted cash at beginning of year	179,272	62,168
Cash, cash equivalents and restricted cash at end of period	$244,119	$179,272
Supplemental disclosures of cash flow information
Interest paid	$27	$65
Income taxes paid	$35,335	$1,000
(1)The distributions were made to members prior to the IPO.